Exhibit 99.1

Jack in the Box Inc. to Webcast Third Quarter Fiscal 2019 Earnings Conference Call on August 8

SAN DIEGO--(BUSINESS WIRE)--July 31, 2019--Jack in the Box Inc. (NASDAQ: JACK) will report third quarter fiscal 2019 financial results after market close on Wednesday, August 7, 2019, and the company will host a conference call to review the results on Thursday, August 8, 2019, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call, in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on August 8, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Contacts

Investor Contact:
Carol DiRaimo, (858) 571-2407
Rachel Webb, (858) 571-2683

Media Contact:
Brian Luscomb, (858) 571-2291